UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2024

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, Darren W. Woodell was appointed Vice President and Controller (Principal Accounting Officer) of Genworth Financial, Inc. (the “Company”).

Mr. Woodell, age 48, has served as our Vice President and Controller since February 1, 2024. Prior to that, he served as the Assistant Controller from April 2022 to January 2024 and as the Director of Financial Reporting from January 2017 to March 2022. From September 2010 through December 2016, Mr. Woodell served in various accounting capacities with the Company with responsibilities including management and oversight of the Company’s external financial reporting with the Securities and Exchange Commission and technical accounting matters. Prior to joining the Company, he served as the Assistant Controller of LL Flooring (previously known as Lumber Liquidators) and in accounting positions of increasing authority before attaining the position of Assurance Manager at Ernst & Young. Mr. Woodell received a Bachelor of Science degree in Accounting from the University of Central Florida and is a licensed Certified Public Accountant in Virginia and Florida.

In connection with his appointment as Vice President and Controller (Principal Accounting Officer), Mr. Woodell will receive an annual base salary of $315,000 and an annual incentive target of 50% of his base salary. Mr. Woodell is eligible to participate in the Company’s Amended and Restated Senior Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024	GENWORTH FINANCIAL, INC.

	By:	/s/ Jerome T. Upton
Jerome T. Upton
Executive Vice President and Chief Financial Officer